Exhibit 99.1
Ellington Credit Company Reports First Quarter 2024 Results
OLD GREENWICH, Connecticut—May 14, 2024
Ellington Credit Company, formerly known as Ellington Residential Mortgage REIT (NYSE: EARN) ("we", "us," or "our"), today reported financial results for the quarter ended March 31, 2024.
Highlights
•Net income (loss) of $4.0 million, or $0.20 per share.
•Adjusted Distributable Earnings1 of $5.3 million, or $0.27 per share.
•Book value of $7.21 per share as of March 31, 2024, which includes the effects of dividends of $0.24 per share for the quarter.
•Net interest margin2 of 2.46% on Agency, 9.65% on credit, and 3.03% overall.
•Weighted average constant prepayment rate ("CPR") for the fixed-rate Agency specified pool portfolio of 5.23.
•Net mortgage assets-to-equity ratio of 5.4:14 as of March 31, 2024.
•CLO portfolio grew to $45.1 million as of March 31, 2024.
•Capital allocation5 as of March 31, 2024: 75% mortgage-related securities, 25% corporate CLOs.
•Maintained $0.08 per common share regular monthly dividend. Dividend yield of 13.4% based on the May 13, 2024 closing stock price of $7.14, and monthly dividend of $0.08 per common share declared on May 7, 2024.
•Debt-to-equity ratio of 4.8:1 as of March 31, 2024; adjusted for unsettled purchases and sales, debt-to-equity ratio of 4.9:1 as of March 31, 2024.
•Cash and cash equivalents of $22.4 million as of March 31, 2024, in addition to other unencumbered assets of $57.1 million.
Strategic Transformation
On March 29, 2024, our Board of Trustees approved a strategic transformation of our investment strategy to focus on corporate CLOs, with an emphasis on mezzanine debt and equity tranches. In connection with this transformation, we revoked our election to be taxed as a REIT effective January 1, 2024.
Later in 2024, we intend, subject to shareholder approval of certain matters, to convert to a closed-end fund registered under the Investment Company Act of 1940, as amended (the "1940 Act") that would be treated as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended, and complete our transition from an MBS-focused company to a CLO-focused company. In the meantime, we will operate as a taxable C-Corp and plan to take advantage of our significant existing net operating loss carryforwards to offset the majority of our U.S. federal taxable income we may generate while operating as a taxable C-Corp.
As part of the strategic transformation, we rebranded as Ellington Credit Company and updated our web address to www.ellingtoncredit.com. We will continue to be listed on the New York Stock Exchange under our ticker symbol EARN.
First Quarter 2024 Results
"Driven in large part by excellent performance from our CLO portfolio, in the first quarter Ellington Credit Company generated net income of $0.20 per share and adjusted distributable earnings of $0.27 per share, which again more than covered our dividend," said Laurence Penn, Chief Executive Officer and President. "Similar to the prior quarter, our ongoing rotation into CLOs expanded our net interest margin and reduced our overall leverage. In addition, we reduced the size of our interest rate hedging portfolio in the first quarter, given that our CLOs are predominantly backed by floating-rate loans and, as such, have much more limited interest rate duration risk.
1 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Adjusted Distributable Earnings to Net Income (Loss)" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
2 Net interest margin of a group of assets represents the weighted average asset yield less the weighted average cost of borrowings secured by those assets (including the effect of net interest income (expense) related to U.S. Treasury securities and actual and accrued payments on interest rate swaps used to hedge such borrowings); net interest margin excludes the effect of the Catch-up Amortization Adjustment.
3 Excludes recent purchases of fixed rate Agency specified pools with no prepayment history.
4 We define our net mortgage assets-to-equity ratio as the net aggregate market value of our mortgage-backed securities (including the underlying market values of our long and short TBA positions) divided by total shareholder's equity. As of March 31, 2024 the market value of our mortgage-backed securities and our net short TBA position was $767.0 million and $(3) thousand, respectively, and total shareholders' equity was $142.9 million.
5 Percentages shown are of net assets, as opposed to gross assets, deployed in each strategy.

"We more than doubled our CLO portfolio to $45 million in the first quarter. Including investment activity through May 13th, our CLO portfolio now stands at approximately $60 million. Meanwhile, our Agency MBS pool investments are concentrated in liquid sectors. As a result, the cost of liquidating these pools to free up capital for CLOs has been very modest so far, and we expect this to continue.
"While we continue our transition to a closed-end fund, we expect to grow the CLO portfolio above $100 million, while maintaining a core portfolio of liquid Agency MBS pools to maintain our exemption from the 1940 Act during this interim period. We are operating as a taxable C-Corp during this transitional period, but we entered 2024 with significant net operating loss carryforwards, and we plan to utilize those NOLs to offset the majority of our U.S. federal taxable income until our conversion to a closed-end fund/RIC is completed. We remain on track to complete our conversion later this year.
"I am extremely excited about this new chapter for EARN. Ellington Management Group has a longstanding and successful track record of investing in CLOs, and I strongly believe that this shift will generate higher risk-adjusted returns, with less volatility, for Ellington Credit shareholders. Once our conversion to a closed-end fund/RIC is completed, our new structure should also enable us to access a more favorable cost of capital to support future growth. I believe that these factors will help drive ADE and dividend growth from here."
Financial Results
The following table summarizes our portfolio of long investments as of March 31, 2024 and December 31, 2023:

	March 31, 2024					December 31, 2023
($ in thousands)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)
Credit Portfolio:
CLOs
CLO Notes	$39,096	$33,761	86.35	$32,413	82.91	$16,876	$14,491	85.87	$14,441	85.57
CLO Equity	n/a	11,327	n/a	11,602	n/a	n/a	2,926	n/a	2,947	n/a
Total CLO		45,088		44,015			17,417		17,388
Non-Agency RMBS(2)	9,942	9,647	97.03	8,134	81.81	9,953	9,409	94.53	8,189	82.28
Non-Agency IOs	n/a	11,545	n/a	8,432	n/a	n/a	11,310	n/a	8,700	n/a
Total Credit		66,280		60,581			38,136		34,277
Agency Portfolio:
Agency RMBS(2)
15-year fixed-rate mortgages	28,173	27,373	97.16	28,366	100.69	28,647	27,847	97.21	28,765	100.41
20-year fixed-rate mortgages	4,387	4,234	96.51	4,734	107.91	8,524	7,863	92.25	9,033	105.97
30-year fixed-rate mortgages	720,307	686,406	95.29	700,100	97.19	697,510	670,294	96.10	682,379	97.83
ARMs	7,043	7,039	99.94	7,831	111.19	7,127	7,119	99.89	8,060	113.09
Reverse mortgages	13,565	14,209	104.75	15,342	113.10	14,406	14,874	103.25	16,589	115.15
Total Agency RMBS	773,475	739,261	95.58	756,373	97.79	756,214	727,997	96.27	744,826	98.49
Agency IOs	n/a	6,501	n/a	5,454	n/a	n/a	7,415	n/a	6,607	n/a
Total Agency		745,762		761,827			735,412		751,433
Total		$812,042		$822,408			$773,548		$785,710
(1)Expressed as a percentage of current principal balance.
(2)Excludes IOs.
During the first quarter, the size of our CLO holdings increased to $45.1 million as of March 31, 2024, compared to $17.4 million as of December 31, 2023. Over the same period, the size of our Agency RMBS holdings increased slightly to $739.3 million as of March 31, 2024, compared to $728.0 million as of December 31, 2023, and our aggregate holdings of interest-only securities and non-Agency RMBS decreased modestly.
Our debt-to-equity ratio, adjusted for unsettled purchases and sales, decreased to 4.9:1 as of March 31, 2024, as compared to 5.3:1 as of December 31, 2023, driven by higher shareholders' equity and less leverage on our CLO investments, which now constitute a larger proportion of our overall portfolio, compared to Agency RMBS. Our net mortgage assets-to-equity ratio also decreased over the same period, to 5.4:1 from 5.8:1, driven by the increase in shareholders' equity and a net short TBA position as of March 31, 2024, compared to a net long TBA position as of December 31, 2023, partially offset by a larger Agency RMBS portfolio.
During the quarter, we continued to hedge interest rate risk through the use of interest rate swaps and short positions in TBAs, U.S. Treasury securities, and futures. We ended the quarter with a small net short TBA position. We also selectively hedge our corporate CLO and non-Agency RMBS investments; as of March 31, 2024, our credit hedge portfolio was relatively small.

The net interest margins on our Agency and credit portfolios both increased quarter over quarter, driven by incrementally higher average asset yields and, for our Agency portfolio, a lower cost of funds. In the first quarter, the net interest margins (excluding the Catch-up Amortization Adjustment) on our Agency and credit portfolios increased to 2.46% and 9.65%, respectively, as compared to 2.02% and 6.28% in the prior quarter. Our cost of funds and net interest margin continue to benefit from positive carry on our interest rate swaps, where we receive a higher floating rate and pay a lower fixed rate.
The following table summarizes our operating results by strategy for the three-month periods ended March 31, 2024 and December 31, 2023:

	Three-Month Period Ended March 31, 2024	Per Share	Three-Month Period Ended December 31, 2023	Per Share
(In thousands, except share amounts and per share amounts)
Credit:
CLOs
Interest income	$1,244	$0.06	$329	$0.02
Interest expense	(67)	—	(39)	—
Realized gain (loss), net	142	0.01	32	—
Unrealized gain (loss), net	1,008	0.05	28	—
Credit hedges and other activities, net(1)	(77)	—	(37)	—
Total CLO profit (loss)	$2,250	$0.12	$313	$0.02
Non-Agency RMBS(2)
Interest income	$564	$0.03	$531	$0.03
Interest expense	(178)	(0.01)	(271)	(0.02)
Realized gain (loss), net	42	—	(396)	(0.02)
Unrealized gain (loss), net	795	0.04	665	0.04
Interest rate hedges	26	—	(70)	—
Total Non-Agency RMBS profit (loss)	$1,249	$0.06	$459	$0.03
Total Credit profit (loss)	$3,499	$0.18	$772	$0.05
Agency RMBS(2):
Interest income	$7,403	$0.38	$9,464	$0.57
Interest expense	(9,091)	(0.47)	(10,253)	(0.62)
Realized gain (loss), net	(10,709)	(0.55)	(12,685)	(0.76)
Unrealized gain (loss), net	(43)	—	50,099	3.01
Interest rate hedges and other activities, net(3)	14,467	0.74	(24,206)	(1.45)
Total Agency RMBS profit (loss)	$2,027	$0.10	$12,419	$0.75
Total Credit and Agency RMBS profit (loss)	$5,526	$0.28	$13,191	$0.80
Other interest income (expense), net	$365	$0.02	$622	$0.04
Income tax (expense) benefit	(303)	(0.02)	—	—
Other expenses	(1,627)	(0.08)	(1,374)	(0.09)
Net income (loss)	$3,961	$0.20	$12,439	$0.75
Weighted average shares outstanding	19,548,408		16,662,407
(1)Other activities includes currency hedges as well as net realized and unrealized gains (losses) on foreign currency.
(2)Includes IOs.
(3)Includes U.S. Treasury securities.
CLO Performance
Following strong performance in the final months of 2023, corporate credit spreads tightened further in the first quarter, driven by continued capital inflows to the sector, strengthening fundamentals, and declining interest rate volatility. Net demand for leveraged loans remained strong as a result of significant primary CLO issuance volumes and rapid repayments of existing leveraged loan facilities, as borrowers continued to lower their financing costs.
Our CLO strategy had excellent performance for the quarter, led by strong interest income as well as net realized and unrealized gains on our seasoned CLO mezzanine investments, mostly owned at discounts to par, driven by elevated loan prepayments.

Non-Agency Performance
Our non-Agency RMBS portfolio and interest-only securities also generated strong results for the quarter, driven by net interest income and mark-to-market gains attributable to spread tightening.
Agency Performance
Despite lower interest rate volatility during the quarter, performance of Agency MBS lagged the broader rally in credit as market consensus for the timing of the first Federal Reserve rate cut was pushed back. This drove interest rates higher across the yield curve and pressured yield spreads on Agency MBS, particularly in February and particularly for lower-coupon MBS. While Agency MBS yield spreads did recover meaningfully in March, driven by lower volatility and capital inflows, overall for the quarter Agency MBS generated a modestly negative excess return to Treasuries. Despite the negative excess return, EARN’s agency portfolio was profitable for the quarter, as net gains on our interest-rate hedges exceeded net losses on our pools and negative net interest income.
Average pay-ups on our specified pool portfolio decreased to 0.85% as of March 31, 2024, as compared to 1.01% as of December 31, 2023.
About Ellington Credit Company
Ellington Credit Company (the "Company"), formerly known as Ellington Residential Mortgage REIT, was initially formed as a real estate investment trust ("REIT") that invested primarily in residential mortgage-backed securities ("MBS"). On March 29, 2024, the Company's Board of Trustees approved a strategic transformation of the Company's investment strategy to focus on corporate CLOs, with an emphasis on mezzanine debt and equity tranches. In connection with this transformation, the Company revoked its election to be taxed as a REIT effective January 1, 2024, and rebranded as Ellington Credit Company. Later in 2024, the Company intends, subject to shareholder approval of certain matters, to convert to a closed-end fund and complete its transition from an MBS-focused company to a CLO-focused company.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Wednesday, May 15, 2024, to discuss its financial results for the quarter ended March 31, 2024. To participate in the event by telephone, please dial (800) 343-5419 at least 10 minutes prior to the start time and reference the conference ID: EARNQ124. International callers should dial (203) 518-9731 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtoncredit.com. To listen to the live webcast, please visit www.ellingtoncredit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtoncredit.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Wednesday, May 15, 2024, at approximately 2:00 p.m. Eastern Time through Wednesday, May 22, 2024 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 934-8233. International callers should dial (402) 220-6991. A replay of the conference call will also be archived on our web site at www.ellingtoncredit.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements or from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, our ability to pivot our investment strategy to focus on CLOs, a deterioration in the CLO market, our ability to utilize our NOLs, our ability to convert to a closed end fund/RIC, including our ability to obtain shareholder approval of our conversion to a closed end fund/RIC, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K and in the Current Report on Form 8-K filed with the SEC on April 1, 2024, which can be accessed through the link to our SEC filings under "For Investors" on our website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K, and 8-K. New risks and uncertainties emerge from time to time, and it is not possible for us to predict or assess the impact of every factor that may cause our actual results to differ from those contained in any forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON CREDIT COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended
	March 31, 2024	December 31, 2023
(In thousands except share amounts and per share amounts)
INTEREST INCOME (EXPENSE)
Interest income	$10,379	$11,888
Interest expense	(10,100)	(11,511)
Total net interest income (expense)	279	377
EXPENSES
Management fees to affiliate	538	512
Professional fees	339	193
Compensation expense	270	190
Insurance expense	94	93
Other operating expenses	386	386
Total expenses	1,627	1,374
OTHER INCOME (LOSS)
Net realized gains (losses) on securities	(9,823)	(11,825)
Net realized gains (losses) on financial derivatives	3,459	1,440
Change in net unrealized gains (losses) on securities	1,760	50,930
Change in net unrealized gains (losses) on financial derivatives	10,216	(27,109)
Total other income (loss)	5,612	13,436
Net income (loss) before income taxes	4,264	12,439
Income tax expense (benefit)	303	—
NET INCOME (LOSS)	$3,961	$12,439
NET INCOME (LOSS) PER COMMON SHARE:
Basic and Diluted	$0.20	$0.75
WEIGHTED AVERAGE SHARES OUTSTANDING	19,548,408	16,662,407
CASH DIVIDENDS PER SHARE:
Dividends declared	$0.24	$0.24

ELLINGTON CREDIT COMPANY
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of
	March 31, 2024	December 31, 2023(1)
(In thousands except share amounts and per share amounts)
ASSETS
Cash and cash equivalents	$22,442	$38,533
Securities, at fair value	812,042	773,548
Due from brokers	5,261	3,245
Financial derivatives–assets, at fair value	82,330	74,279
Receivable for securities sold	36,474	51,132
Interest receivable	4,642	4,522
Other assets	765	431
Total Assets	$963,956	$945,690
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Repurchase agreements	$683,171	$729,543
Payable for securities purchased	68,179	12,139
Due to brokers	58,238	54,476
Financial derivatives–liabilities, at fair value	5,746	7,329
Dividend payable	1,586	1,488
Accrued expenses	1,702	1,153
Management fee payable to affiliate	538	513
Interest payable	1,879	2,811
Total Liabilities	821,039	809,452
SHAREHOLDERS' EQUITY
Preferred shares, par value $0.01 per share, 100,000,000 shares authorized; (0 shares issued and outstanding, respectively)	—	—
Common shares, par value $0.01 per share, 500,000,000 shares authorized; (19,819,610 and 18,601,464 shares issued and outstanding, respectively)(2)	198	186
Additional paid-in-capital	282,161	274,698
Accumulated deficit	(139,442)	(138,646)
Total Shareholders' Equity	142,917	136,238
Total Liabilities and Shareholders' Equity	$963,956	$945,690
SUPPLEMENTAL PER SHARE INFORMATION
Book Value Per Share	$7.21	$7.32
(1)Derived from audited financial statements as of December 31, 2023.
(2)Common shares issued and outstanding at March 31, 2024, includes 1,218,146 common shares issued during the first quarter under our at-the-market common share offering program.

Reconciliation of Adjusted Distributable Earnings to Net Income (Loss)
We calculate Adjusted Distributable Earnings as net income (loss) adjusted for: (i) net realized and change in net unrealized gains and (losses) on securities, financial derivatives, and foreign currency transactions; (ii) net realized and change in net unrealized gains (losses) associated with periodic settlements on interest rate swaps; (iii) other income or loss items that are of a non-recurring nature, if any; (iv) Catch-up Amortization Adjustment (as defined below); and (v) provision for income taxes. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our portfolio, after the effects of financial leverage; and (iii), we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our peers. Our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; adjusted Distributable Earnings excludes certain items, such as most realized and unrealized gains and losses, that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
In setting our dividends, our Board of Trustees considers our earnings, liquidity, financial condition, distribution requirements, and financial covenants, along with other factors that the Board of Trustees may deem relevant from time to time.
The following table reconciles, for the three-month periods ended March 31, 2024 and December 31, 2023, our Adjusted Distributable Earnings to the line on our Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
(In thousands except share amounts and per share amounts)	March 31, 2024	December 31, 2023
Net Income (Loss)	$3,961	$12,439
Income tax expense (benefit)	303	—
Net Income (Loss) before income taxes	4,264	12,439
Adjustments:
Net realized (gains) losses on securities	9,823	11,825
Change in net unrealized (gains) losses on securities	(1,760)	(50,930)
Net realized (gains) losses on financial derivatives	(3,459)	(1,440)
Change in net unrealized (gains) losses on financial derivatives	(10,216)	27,109
Net realized gains (losses) on periodic settlements of interest rate swaps	5,812	880
Change in net unrealized gains (losses) on accrued periodic settlements of interest rate swaps	(111)	5,228
Non-recurring expenses	75	13
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	884	(566)
Subtotal	1,048	(7,881)
Adjusted Distributable Earnings	$5,312	$4,558
Weighted Average Shares Outstanding	19,548,408	16,662,407
Adjusted Distributable Earnings Per Share	$0.27	$0.27